Exhibit 15




Board of Directors and Stockholders
Aon Corporation


We are aware of the incorporation by reference in the Registration Statements of Aon Corporation ("Aon") described in the following table of our report dated November 4, 1997 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation that are included in its Form 10-Q for the quarter ended September 30, 1997:

Registration Statement
----------------------
   Form     Number            Purpose
   ----     ------            -------

   S-8     33-27984   Pertaining to Aon's savings plan
   S-8     33-42575   Pertaining to Aon's stock award plan and stock option plan
   S-8     33-59037   Pertaining to Aon's stock award plan and stock option plan
   S-3     33-57562   Registration  of Aon's 8% cumulative  perpetual  preferred stock and 6 1/4% cumulative convertible exchangeable preferred stock
   S-4     333-21237  Offer to exchange Capital Securities of Aon Capital A

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                                  ERNST & YOUNG LLP



Chicago, Illinois
November 4, 1997